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                                                                 Exhibit (g) (3)


                               THE GALAXY VIP FUND

                                  Amendment to
                            GLOBAL CUSTODY AGREEMENT


                                                            ______________, 2000


The Chase Manhattan Bank
Chase Metrotech Center
Brooklyn, NY  11245
Attn:  Global Custody Division

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy VIP Fund, a Massachusetts business trust (the "Trust"), has agreed that the Global Custody Agreement between the Trust and The Chase Manhattan Bank (formerly The Chase Manhattan Bank, N.A.) ("Chase Manhattan") dated as of November 13, 1992, as previously amended (the "Agreement") is herewith further amended to provide that Chase Manhattan shall be the custodian for the Trust's Large Company Index Fund and Small Company Index Fund on the terms and conditions contained in the Agreement.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                                    Very truly yours,

                                    THE GALAXY VIP FUND


                                    By:
                                           ------------------------------
                                    Name:  John T. O'Neill
                                    Title: President

Accepted:

THE CHASE MANHATTAN BANK


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